UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016 (February 5, 2016)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue Suite 1526 New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 634-6462
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2016, Staffing 360 Solutions, Inc. (the “Company”) entered into a Letter of Employment with Mr. David Faiman that appointed him as the Company’s Chief Financial Officer effective March 7, 2016. The following is an overview of Mr. Faiman’s professional experience:

David Faiman, age 42, has over 20 years of finance and accounting experience at both private and public companies, bringing a high degree of knowledge and proficiency to his role as Chief Financial Officer. Prior to joining Staffing 360 Solutions, he has held a number of senior executive roles. From 2013 to 2015, Mr. Faiman was Vice President of Financial Planning & Analysis as well as Chief Accounting Officer of Novitex Enterprise Solutions, Inc. (“Novitex”), a leading provider of solutions in the document outsourcing industry, owned by private equity firm Apollo Global Management, LLC. Prior to Novitex, Mr. Faiman served in various senior financial roles, including acting Chief Financial Officer, during his almost 10-year tenure from 2004 to 2013 at Cengage Learning, Inc. (formerly Thomson Learning of Thomson Reuters), a leading educational content, technology, and services company for the higher education and K–12, professional and library markets worldwide. During this time, Mr. Faiman was part of the management team responsible for the coordination of a multi-billion private equity buyout of Cengage Learning by private equity firm Apax Partners LLP. Mr. Faiman began his career at PricewaterhouseCoopers LLP in its Assurance and Business Advisory practice, where he managed multi-billion dollar global clients over an eight-year period. Mr. Faiman is a Certified Public Accountant and graduated summa cum laude with a Bachelor of Science in Business Administration from the University of Connecticut.

In connection with Mr. Faiman’s appointment as Chief Financial Officer, the Company and Mr. Faiman entered into a Letter of Employment, dated February 5, 2016, with an effective date of March 7, 2016, which detailed the proposed terms of employment with the Company, including Mr. Faiman’s roles with the Company, compensation, reimbursable expenses, benefits and termination provisions.

Under the Letter of Employment, Mr. Faiman will receive an annual base salary of $275,000. Mr. Faiman will also receive a grant of 50,000 restricted shares of the Company’s common stock, par value $.00001 per share (the “Common Stock”), which will vest as follows: (i) 25,000 shares on the first year anniversary, and (ii) 25,000 shares on the second anniversary of Mr. Faiman’s employment.

Annual adjustments to salary, as well as bonus and additional stock option awards will be granted at the discretion of the Board based on meeting personal and corporate objectives each year. His annual bonus target will be 50% of annual base salary. The Company also agreed to reimburse Mr. Faiman for the reasonable costs and expenses incurred in connection with performing his services for the Company.

Except for the Letter of Employment, there are no other arrangements or understandings between Mr. Faiman and any other persons pursuant to which Mr. Faiman was selected as Chief Financial Officer, and there are no related party transactions involving Mr. Faiman that are reportable under Item 404(a) of Regulation S-K.

On February 11, 2016, the Company issued a press release regarding the Mr. Faiman appointment. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Press Release dated February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2016

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Brendan Flood Executive Chairman